UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 7, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 7, 2011, Renaissance Learning, Inc. (“Renaissance Learning”) received an unsolicited, revised definitive acquisition proposal from Plato Learning, Inc. (“Plato Learning”).  Under the revised definitive proposal, Plato Learning proposes to acquire all of the outstanding shares of Renaissance Learning for an aggregate purchase price of approximately $496.0 million, which is financially equivalent to the acquisition of all of the outstanding shares of Renaissance Learning for $16.90 per share in cash.  The revised definitive proposal does not provide for an allocation of the merger consideration between co-founders Terrance and Judith Paul and affiliates and members of their family (the “Paul Shareholders”), on one hand, and the other shareholders of Renaissance Learning, on the other hand, but provides that Renaissance Learning’s Board of Directors or Mr. and Mrs. Paul may propose to allocate the merger consideration in any manner. Under the revised definitive proposal, the additional consideration payable under the revised terms of the proposed acquisition would be financed with an additional $25.0 million in equity pursuant to signed commitment letters and guarantees from funds advised by Thoma Bravo, LLC and HarbourVest Partners, LLC. The revised definitive proposal is not subject to a financing condition or further due diligence.

Renaissance Learning previously announced that Renaissance Learning and the Permira Funds entered into an amendment to the definitive merger agreement dated August 15, 2011 under which a company formed at the direction of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning.  Under the amended Permira Funds merger agreement, an affiliate of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning held by the Paul Shareholders for $15.00 per share in cash, and will acquire all other outstanding shares of Renaissance Learning for $16.60 per share in cash, for an aggregate purchase price of approximately $455.0 million.

On October 10, 2011, Renaissance Learning’s Board of Directors held a meeting during which it considered Plato Learning’s revised definitive proposal.  At the meeting, Mr. and Mrs. Paul informed Renaissance Learning’s Board of Directors that they will not support an acquisition of Renaissance Learning by Plato Learning pursuant to Plato Learning’s revised definitive proposal.  Based on this information, the Board of Directors has unanimously determined in good faith, after consultation with its financial advisor, that the revised Plato Learning proposal could not reasonably be expected to lead to a Superior Proposal under the terms of the amended Permira Funds merger agreement, and that it will not pursue negotiations with Plato Learning.  Renaissance Learning’s Board of Directors has approved and continues to recommend that shareholders approve and adopt the amended Permira Funds merger agreement at the special meeting of Renaissance Learning’s shareholders scheduled to be held on October 17, 2011.  Under an amended shareholders agreement, the Paul Shareholders have agreed to vote the shares they control representing, in the aggregate, approximately 69.0% of Renaissance Learning’s outstanding shares, in favor of the amended Permira Funds merger agreement.

In connection with the amended Permira Funds merger agreement, on October 3, 2011, Renaissance Learning filed with the SEC a supplement, dated September 30, 2011, to the proxy statement previously distributed in connection with the special shareholders’ meeting and has furnished such supplement to Renaissance Learning’s shareholders.  The transaction remains subject to customary closing conditions, including approval by Renaissance Learning’s shareholders.  As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger has ended.

Update on Litigation Related to the Merger

As previously disclosed in Renaissance Learning’s proxy statement supplement, a putative class action complaint relating to the Permira Funds merger agreement was filed by Data Key Partners on September 23, 2011 in the Circuit Court of Wood County, Wisconsin.

On October 4, 2011, Data Key Partners filed an amended complaint maintaining the claims in the original complaint and updating its allegations about the current status of the Permira Funds merger agreement and the Plato Learning proposal to acquire Renaissance Learning, and adding a derivative claim seeking to revoke the Permira Funds merger agreement because of the alleged lack of independence of Renaissance Learning’s Board of Directors and the fiduciary duty violations alleged in the complaint.

On October 7, 2011, Data Key Partners filed a lawsuit in the United States District Court, Western District of Wisconsin asserting substantially the same claims as in its original state court action, and adding a claim alleging violations of the proxy statement disclosure requirements under Section 14(a) of the Securities Exchange Act of 1934.  In addition, Data Key Partners filed a motion for a temporary restraining order to enjoin Renaissance Learning and the Permira Funds from consummating the merger contemplated by the Permira Funds merger agreement pending expedited discovery and trial.

Also on October 7, 2011, a second putative class action complaint was filed by Michael McDonald in the United States District Court, Western District of Wisconsin asserting substantially the same claims asserted in the suits brought by Data Key Partners, with the exception of the derivative claim.  The complaint also alleges that the termination fee and nonsolicitation provisions of the Permira Funds merger agreement constitute breaches of fiduciary duty by the defendants.

On October 7, 2011 and October 9, 2011, respectively, Plato Learning filed motions to intervene in the Data Key Partners and Michael McDonald federal lawsuits in order to assert its own claim against Renaissance Learning and its board members.  Plato Learning claims that Renaissance Learning failed to act in good faith in its dealings with Plato Learning by not engaging in a fair and just process and by rejecting what Plato Learning contends was a Superior Proposal; that Renaissance Learning and its board members allegedly accepted the Permira Fund’s purportedly inferior acquisition proposal without legal justification and, in doing so, allegedly interfered with a prospective contractual relationship between Plato Learning and Renaissance Learning’s shareholders; and that Renaissance Learning violated Wisconsin law by colluding and conspiring to reduce competition for purchasing Renaissance Learning and precluding Plato Learning from fairly acquiring Renaissance Learning.  As a result, Plato Learning seeks to preliminarily and permanently enjoin the consummation of the merger contemplated by the Permira Funds merger agreement.

Renaissance Learning and the other defendants believe these actions are without merit and intend to vigorously defend against their claims.

On October 10, 2011 and October 11, 2011, Renaissance Learning issued press releases with respect to the events described above, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press release dated October 10, 2011

99.2	Press release dated October 11, 2011

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  Renaissance Learning may not be able to complete the proposed merger on the terms described in the amended Permira Funds merger agreement or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including the Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, Renaissance Learning filed a definitive proxy statement on Schedule 14A with the SEC on September 12, 2011 and a supplement to the proxy statement on October 3, 2011.  Renaissance Learning has furnished both the proxy statement and the supplement to the proxy statement to its shareholders.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT BECAUSE THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT THE PERMIRA FUNDS MERGER AGREEMENT, AS AMENDED.  Shareholders may obtain a free copy of the proxy statement, the supplement to the proxy statement and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the definitive proxy statement on Schedule 14A Renaissance Learning filed with the SEC on September 12, 2011, and the supplement to the proxy statement filed on October 3, 2011, relating to the proposed merger with affiliates of the Permira Funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 11, 2011

RENAISSANCE LEARNING, INC.

By:

/s/ Glenn R. James

Glenn R. James

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 10, 2011

99.2	Press release dated October 11, 2011